 EXHIBIT 16.1

MICHAEL T. STUDER CPA P.C.

111 West Sunrise Highway, Second Floor East

Freeport, N.Y. 11520

Phone: (516) 378-1000

July 18, 2022

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K dated July 14, 2022 of The Marquie Group, Inc. and are in agreement with the statements contained therein relating to Michael T. Studer CPA P.C.

Very truly yours,

/s/ Michael T. Studer______

Michael T. Studer

President

cc: The Marquie Group, Inc.